Exhibit 4.ii.(b)

EXECUTION COPY

AMENDMENT No. 4 dated as of March 26, 2004, to the Amended and Restated Credit Agreement dated as of May 17, 2001, amended and restated as of February 21, 2003 (the "Credit Agreement"), among IMC GLOBAL INC. (the "Company"), the Borrowing Subsidiaries party thereto (together with the Company, the "Borrowers"), the Lenders party thereto, JPMORGAN CHASE BANK, as administrative agent (the "Administrative Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent.

WHEREAS, the Company has requested, and the undersigned Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)    The definition of "Applicable Rate" is hereby amended by adding the following sentence immediately following the table set forth in such definition:

Notwithstanding any of the foregoing, beginning October 15, 2004, each of the interest rate margins set forth in clause (a) above and each of the ABR Spreads and Eurodollar Spreads set forth in the table above shall be increased by 0.50%.

(b)    Each of the definitions "Revolving Maturity Date" and "Term Loan Maturity Date" is hereby amended by deleting "October 15, 2004" in each instance in which such date appears in each such definition and substituting "March 24, 2005" therefor in each such instance.

(c)    The definition of "2005 Senior Notes Refinancing" is hereby amended to read in its entirety as follows:

"2005 Senior Notes Refinancing" means the refinancing and repayment in full of all the 2005 Senior Notes by the Company with the proceeds from the issuance by the Company of Permitted Debt Securities or Equity Interests by the Company (including pursuant to clause (xiii) of Section 6.08(b)).  For purposes hereof, (a) with respect to 2005 Senior Notes in an aggregate principal amount up to $10,000,000 and having a maturity date in January 2005, if the Company repays such 2005 Senior Notes, together with all interest accrued thereon, at maturity, such repayment shall constitute a "2005 Senior Notes Refinancing" with respect to such 2005 Senior Notes, and (b) if the Company deposits with the trustee for the 2005 Senior Notes (or with the Administrative Agent) cash in an amount equal to the outstanding principal amount thereof required to be paid at maturity plus all interest payments remaining to be paid thereon, pursuant to arrangements satisfactory to the Administrative Agent and for application to make all remaining payments with respect to such 2005 Senior Notes, such deposit shall constitute a "2005 Senior Notes Refinancing", provided that the portion of such deposit equal to the outstanding principal amount of the 2005 Senior Notes shall be funded by the Company with the proceeds of Permitted Debt Securities or Equity Interests.  For purposes of determining if sufficient cash has been deposited with the trustee (or with the Administrative Agent), U.S. Treasury securities shall be treated as cash in an amount equal to the cash proceeds to be received on maturity thereof, provided that such maturity is on or before the date on which cash will be needed to apply to the relevant series of 2005 Senior Notes.

SECTION 2.    Amendment Fee.  In consideration of the agreements of the Lenders contained in this Amendment, the Company agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on March 25, 2004, an amendment fee (the "Amendment Fee") in an amount equal to 0.20% of the sum of such Lender's Revolving Commitment and B Term Loans outstanding on the date on which this Amendment becomes effective as provided in Section 4; provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 4.  The Amendment Fee shall be paid to the Administrative Agent on the date on which this Amendment becomes effective as provided in Section 4.

SECTION 3.    Representations and Warranties.  The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

(a)    This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(c)    Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 4.    Conditions to Effectiveness.  This Amendment shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of each of the Borrowers and each of the Lenders and (b) payment of all expenses required to be paid or reimbursed by the Company under or in connection with this Amendment and the Credit Agreement, in each case to the extent such expenses have been invoiced at least two Business Days prior to the date that this Amendment becomes effective.

SECTION 5.    Credit Agreement.  Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby.  This Amendment shall be a Loan Document for all purposes.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

SECTION 6.    Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 8.    Expenses.  The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 9.    Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

IMC GLOBAL INC.,

by__________________________
Name:
Title:

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP,

By:  PRP‑GP LLC, its Administrative Managing General Partner,

by__________________________
Name:
Title:

And by:  FMRP Inc., its General Partner,

by__________________________
Name:
Title:

IMC PHOSPHATES COMPANY,

By:  IMC Phosphates MP Inc., its Managing General Partner,

by__________________________
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by__________________________
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., individually and as Syndication Agent,

by__________________________
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4, DATED AS OF MARCH 26, 2004, IN RESPECT OF THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED MAY 17, 2001, AMENDED AND RESTATED AS OF FEBRUARY 21, 2003, AMONG IMC GLOBAL INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT, AND GOLDMAN SACHS CREDIT PARTNERS L.P., AS SYNDICATION AGENT.

Name of Institution:

_____________________________

by___________________________
Name:
Title:

Return to Phosphate Resource Partners Limited Partnership Form 8-K